UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2006 (December 3, 2006)

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 234-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2006, Mellon Financial Corporation, a Pennsylvania corporation (“Mellon”), and The Bank of New York Company, Inc., a New York corporation (“BNY”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Mellon and BNY will each merge with and into a newly-formed corporation to be organized under Delaware law and called The Bank of New York Mellon Corporation (“Newco”).

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of both companies, upon the completion of the merger each share of BNY common stock will be converted into 0.9434 shares of Newco common stock (the “Exchange Ratio”), with cash to be paid in lieu of fractional shares of Newco common stock, and each share of Mellon common stock will be converted into one share of Newco common stock. BNY and Mellon stock options and other equity awards will convert upon completion of the merger into stock options and equity awards with respect to Newco common stock, subject, in the case of BNY, to adjustment to reflect the Exchange Ratio. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

The Merger Agreement contains customary representations, warranties and covenants of BNY and Mellon, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the merger and (ii) not to engage in certain kinds of transactions during such period. The board of directors of each company has adopted a resolution recommending the adoption of the Merger Agreement by its respective shareholders, and each party has agreed to put these matters before their respective shareholders for consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement also contains a series of covenants reflecting the commitment of the combined company to continue investing and maintaining a substantial presence in the greater Pittsburgh area following the merger.

Consummation of the merger is subject to various conditions, including (i) requisite approvals of the holders of Mellon and BNY common stock, (ii) receipt of regulatory approvals and (iii) the absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects and (iii) the delivery of opinions from counsel to Mellon and counsel to BNY relating to the U.S. federal income tax code treatment of the Merger.

Under the Merger Agreement, upon completion of the merger, Robert Kelly will become Chief Executive Officer, Thomas Renyi will become Executive Chairman, and Gerald Hassell will become President. Eighteen months following the completion of the merger, Thomas Renyi will retire as Executive Chairman and Robert Kelly will succeed him as Chairman. The board of directors will initially consist of eighteen directors, with eight directors to be current BNY directors, plus BNY’s current Chief Executive Officer and President, and six directors to be current Mellon directors, plus Mellon’s current Chief Executive Officer and Senior Vice Chairman. When Mr. Kelly succeeds Mr. Renyi as Chairman of the Board, the number of directors will be reduced to sixteen, with nine nominated by continuing BNY directors and seven nominated by continuing Mellon directors.

The Merger Agreement contains certain termination rights for both BNY and Mellon. Under certain circumstances, termination of the Merger Agreement by either BNY or Mellon may result in a party having rights under its relevant Stock Option Agreement.

In connection with entering into the Merger Agreement, BNY and Mellon entered into separate reciprocal stock option agreements (the “Stock Option Agreements”), pursuant to which each of BNY and Mellon granted to the other a stock option (the “Option”) to purchase up to 19.9% of each party’s total outstanding common shares. Neither of the Options is currently exercisable and, as further set forth in the Stock Option Agreements, will only become exercisable upon the occurrence of certain events relating to a third party acquisition proposal relating to the issuer of the shares covered by the respective Option. BNY’s total realizable value under the Option granted by Mellon is subject to a cap of $825 million and Mellon’s total realizable value under the Option granted by BNY is subject to a cap of $1.3 billion. Under certain circumstances, each of the parties may be required to repurchase for cash the applicable Option or the shares acquired pursuant to the exercise of such Option.

The foregoing descriptions of the Merger Agreement and Stock Option Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreements, copies of which are filed as Exhibits 2.1, 99.1 and 99.2 hereto and are hereby incorporated into this report by reference.

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The Merger Agreement and the Stock Option Agreements, which have been included to provide investors with information regarding their terms, contain representations and warranties of each of BNY and Mellon. The assertions embodied in those representations and warranties were made for the purposes of the respective agreements and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the agreements. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise. Investors should read the Merger Agreement and the Stock Option Agreements together with the other information concerning BNY and Mellon that each company publicly files in reports and statements with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York Company, Inc. and Mellon Financial Corporation may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) The Bank of New York Company, Inc.’s or Mellon Financial Corporation’s shareholders may fail to approve the transaction; (7) a weakening of the economies in which the combined company will conduct operations may adversely affect our operating results; (8) the U.S. and foreign legal and regulatory framework could adversely affect the operating results of the combined company; and (9) fluctuations in interests rates, currency exchange rates and securities prices may adversely affect the operating results of the combined company. Additional factors that could cause The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s results to differ materially from those described in the forward-looking statements can be found in The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site ( http://www.sec.gov ).

ADDITIONAL INFORMATION

The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.'s and Mellon Financial Corporation's shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Company, Inc. and Mellon Financial Corporation, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699), or from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578).

The respective directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Mellon Financial Corporation and/or The Bank of New York Company, Inc. in respect of the proposed transaction. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation’s 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.’s 2006 annual meeting of shareholders, as filed with the SEC on March 24, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

2.1 Agreement and Plan of Merger between The Bank of New York Company, Inc. and Mellon Financial Corporation, dated as of December 3, 2006.

99.1 Stock Option Agreement, dated December 3, 2006, between Mellon Financial Bank (issuer) and The Bank of New York Company, Inc. (grantee).

99.2 Stock Option Agreement, dated December 3, 2006, between The Bank of New York Company, Inc. (issuer) and Mellon Financial Corporation (grantee).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellon Financial Corporation

Date: December 7, 2006	By:	/s/ Carl Krasik
	Name: Title:	Carl Krasik General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger between The Bank of New York Company, Inc. and Mellon Financial Corporation, dated as of December 3, 2006.

99.1	Stock Option Agreement, dated December 3, 2006, between Mellon Financial Bank (issuer) and The Bank of New York Company, Inc. (grantee).

99.2	Stock Option Agreement, dated December 3, 2006, between The Bank of New York Company, Inc. (issuer) and Mellon Financial Corporation (grantee).

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